Exhibit 99.1

For Immediate Release	Contacts:
November 6, 2020	Joseph Jaffoni, Jennifer
Neuman, Norberto Aja
JCIR
(212) 835-8500
etm@jcir.com

ENTERCOM COMMUNICATIONS REPORTS

THIRD QUARTER RESULTS, REVENUES UP 53% SEQUENTIALLY

FROM 2Q TO 3Q

Philadelphia, PA — Entercom Communications Corp. (NYSE: ETM) today reported financial results for the quarter ended September 30, 2020.

Third Quarter Summary

•	Net revenues for the quarter were $268.5 million, up 53% compared to the second quarter of 2020 and down 30% compared to the third quarter of 2019

•	Net revenues improved each month during the third quarter compared to the prior year: July was down 36%, August was down 32% and September was down 25%

•	Digital revenues were $47.3 million, up 41% compared to the third quarter of 2019 and were propelled by continued strong audience and revenue growth in podcasting and digital audio advertising

•	Station expenses for the quarter declined 16% to $228.1 million compared to the prior year and corporate expenses declined 24% to $13.1 million

•	Operating loss for the quarter was $0.3 million, which included a non-cash impairment charge of $11.8 million, compared to operating income of $79.5 million in the third quarter of 2019

•	Adjusted EBITDA for the quarter was $31.1 million, compared to $98.0 million in the third quarter of 2019

•	During the third quarter, the Company used cash on-hand to pay down its outstanding revolver from $243.7 million at June 30th to $77.7 million at September 30th

•	Liquidity at September 30th was $198 million comprised of $165.6 million of available revolver capacity and $32.4 million of cash on-hand

CEO Comment

David J. Field, President and Chief Executive Officer, stated: “I am pleased to report that Entercom continued to make significant organizational improvements in the third quarter in the face of the deeply challenging pandemic. Third quarter net revenues were up 53% from the second quarter while our continuing work on enhancing our business model yielded an 18% reduction in operating expenses versus the prior year enabling us to rebound to positive Adjusted EBITDA of $31 million. We expect further improvement in both revenues and Adjusted EBITDA in the fourth quarter.

We continue to suffer from the deep impact of the pandemic which has caused many of our advertisers in businesses such as concerts and live events, tourism, gyms, nightclubs, museums, movies, theme parks, public transportation, airlines, restaurants, and others to temporarily cease or significantly curtail their operations and advertising. We look forward to welcoming them back once we emerge from the pandemic.

We continue to build and transform Entercom into a leading multi-platform audio content and entertainment company with scaled audience reach, robust data, analytics and attribution capabilities, and a leadership position in virtually every segment of the dynamic and growing audio market, including broadcasting, podcasting, digital, events, network, music, sports and news. Entercom is strategically well positioned for future performance as our enhanced capabilities enable us to expand our customer relationships and accelerate growth.

As an illustration of the appeal of our evolving capabilities, we recently announced a landmark six-year partnership with FanDuel which we believe is the largest advertising deal in the history of the radio business. This partnership is a powerful testament to the importance of our unrivaled audio sports business which includes most of the country’s leading sports talk stations and personalities with their deep fan engagement.”

Recent Company Developments

•

Landmark strategic partnership with FanDuel. We announced a six-year partnership designating FanDuel as the official sportsbook partner of Entercom. The agreement, which we believe is the largest advertising deal in radio history, brings FanDuel’s sports betting content, products, and risk and trading expertise to our listeners via integration across our entire sports portfolio.

•

Station Exchange with Urban One. We announced a broadcast exchange agreement in which we will transfer ownership of our four stations in Charlotte in exchange for Urban One’s WTEM-AM, Washington, DC (Sports); WHHL-FM, St. Louis (Urban/R&B/Hip Hop); and WPHI 103.9 FM, Philadelphia. In addition, in the St. Louis market, we will also acquire the Urban AC format and brand assets of WFUN-FM which we will transition to and use to replace the format on our 96.3 FM signal.

•

Continuing Robust Slate of Podcast Launches. Our podcast business – including Cadence13 and Pineapple Street Studios – continued to deliver more top-rated hits than virtually any other Podcast network, with six shows in the top-ten on the Apple Podcast charts during the third quarter. Recent launches include hit podcasts with Kevin Durant, Jon Meacham, Charli and Dixie D’Amelio, two of the world’s biggest social media influencers, and new collaborations with HBO, Netflix, Buzzfeed News, Audible and LeBron James’ Springhill Studios.

•

Credit Agreement Amendment. In July, the Company amended the financial maintenance covenant and other provisions under its Credit Agreement. Among other things, the amendment provides for a covenant testing holiday for the quarters ending September 30, 2020 and December 31, 2020. Testing of the financial maintenance covenant will resume on March 31, 2021 with the Company using fixed amounts for Consolidated EBITDA for the quarters ending June 30, 2020, September 30, 2020 and December 31, 2020. Those amounts represent the amounts reported to the Company’s lenders for the corresponding quarters in 2019.

Earnings Conference Call and Company Information

Entercom will hold a conference call and simultaneous webcast regarding the quarterly earnings release on Friday, November 6, 2020, at 10:00 AM Eastern Time. The public may access the conference call by dialing Toll Free: (888) 889-0278 and Toll: (773) 799-3659, passcode: Entercom (domestic and international callers). Participants may also listen to a live webcast of the call by visiting the “Investor Relations” section of Entercom’s website at www.entercom.com. A replay of the conference call will be available for one week by dialing (800) 841-8615. A webcast replay of the conference call will be available beginning six hours after the call on the Company’s website for a period of two weeks. Additional information is available on the Company’s website at www.entercom.com.

About Entercom Communications Corp.

Entercom Communications Corp. (NYSE: ETM) is a leading audio and entertainment company engaging over 170 million consumers each month through its iconic broadcast brands, expansive digital platform, premium podcast network and live events and experiences. With presence in every major U.S. market, and accessible on every device, Entercom delivers the industry’s most compelling live and on-demand content and experiences from voices and influencers its communities trust and love. The company’s robust portfolio of assets and integrated solutions offer advertisers today’s most engaged audiences through targeted reach, brand amplification and local activation—all at national scale. Entercom is the unrivaled leader in local radio sports and news and the #1 creator of live, original local audio content in the U.S. Learn more at www.entercom.com, Facebook and Twitter (@Entercom).

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Station Operating Income consists of operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs, restructuring and integration costs, other expenses related to the refinancing; and gain or loss on sale or disposition of assets.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); other expenses related to the refinancing; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses, non-recurring expenses/recoveries otherwise included in corporate or station expenses, loss on early extinguishment of debt, and gain or loss on sale or disposition of assets

Adjusted Free Cash Flow consists of operating income (loss): (i) plus depreciation and amortization; net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, COVID-19 related expenses, other income and non-recurring expenses/recoveries otherwise included in corporate or station expenses; income from discontinued operations (excluding income taxes or tax benefit); and (ii) less net interest expense (excluding amortization of deferred financing costs or debt premium), Adjusted Income Taxes Paid, and Net Capital Expenditures.

Net Capital Expenditures consists of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Adjusted Net Income (Loss) consists of net income (loss) available to common shareholders adjusted to exclude: (i) income taxes (benefit) as reported, including income taxes otherwise included in income from discontinued operations; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) impairment loss; (v) merger and acquisition costs, restructuring and integration costs, COVID-19 related expenses, and non-recurring expenses/recoveries otherwise included in corporate or station expenses; (vi) other expenses related to refinancing; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 30% without discrete items of tax.

Adjusted Net Income (Loss) Per Share - Diluted includes any dilutive equivalent shares when not anti-dilutive. Convertible Preferred Stock is treated as if it never converted for the purposes of Adjusted Net Income (Loss) Per Share - Diluted.

Non-GAAP Financial Measures

It is important to note that station operating income, station expense, corporate expense, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income (Loss) Per Share – Diluted, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share—Diluted). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to the refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. For purposes of comparability, income taxes are reflected at the expected federal and state income tax rate of 30%, without adjustment for discrete tax adjustments.

Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms S-4, 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
STATEMENTS OF OPERATIONS
Net Revenues	$268,505	$386,141	$741,403	$1,075,811

Station Expenses	228,147	272,005	666,643	797,502
Station Expense - Non-Cash Compensation	524	1,107	1,552	3,765
Corporate Expenses	13,105	17,178	37,423	51,141
Corporate Expenses - Non-Cash Compensation	1,421	2,234	4,616	6,521
Depreciation And Amortization	12,547	11,183	37,665	33,252
Time Brokerage Agreement Expense (Income)	—	13	—	106
Merger And Acquisition Costs	—	434	61	476
Impairment Loss	11,814	—	17,021	—
Restructuring Charges	1,206	1,577	10,310	5,953
Integration Costs	—	689	490	3,280
Other Expenses Related To Refinancing	—	—	—	1,864
Net (Gain) Loss On Sale Or Disposition of Assets	—	231	(228)	(2,683)

Total Operating Expenses	268,764	306,651	775,553	901,177

Operating Income (Loss)	(259)	79,490	(34,150)	174,634

Net Interest Expense	20,846	25,256	66,109	75,420
Loss on Early Extinguishment of Debt	—	—	—	1,781

Income (Loss) Before Income Taxes	(21,105)	54,234	(100,259)	97,433
Income Taxes (Benefit)	(4,227)	16,026	(20,432)	30,110

Net Income (Loss)	$(16,878)	$38,208	$(79,827)	$67,323

Net Income (Loss) Per Share - Basic	$(0.13)	$0.28	$(0.59)	$0.49

Net Income (Loss) Per Share - Diluted	$(0.13)	$0.28	$(0.59)	$0.49

Dividends Declared And Paid Per Common Share	$0.00	$0.02	$0.02	$0.20

Weighted Common Shares Outstanding - Basic	134,735	136,449	134,753	137,944

Weighted Common Shares Outstanding - Diluted	134,735	136,453	134,753	138,295

SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE
Spot (local and national)	$183,011	$288,927	$488,891	$805,161
Digital (including podcasting)	47,337	33,473	131,188	98,430
Network	18,908	23,035	56,889	56,260
Sponsorships and Events	8,776	22,470	32,871	61,684
Other	10,473	18,236	31,564	54,276

	$268,505	$386,141	$741,403	$1,075,811

Political	$4,964	$1,724	$13,394	$4,692

SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT
Music	$133,555	$227,445	$395,867	$641,604
Sports	59,885	82,742	132,072	210,034
News/Talk	47,100	60,968	136,964	177,140
Non-format specific	27,965	14,986	76,499	47,033

	$268,505	$386,141	$741,403	$1,075,811

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$5,812	$20,658	$21,060	$58,067
Adjusted Income Taxes Paid	$2,660	$—	$3,957	$8,461
Cash Dividends On Common Stock Declared And Paid	$—	$2,677	$2,692	$27,594

SELECTED BALANCE SHEET DATA	September 30,	December 31,
	2020	2019
Cash and Cash Equivalents	$32,369	$20,393
Senior Debt - Term B-1 Loan (Includes Current Portion)	$755,378	$770,000
Senior Debt - Revolver (Includes Current Portion)	$77,727	$117,000
Senior Secured Notes	$425,000	$425,000
Senior Notes	$400,000	$400,000
Total Shareholders’ Equity	$803,687	$881,443

OTHER FINANCIAL DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Reconciliation Of GAAP Operating Income To Station
Operating Income
Operating Income (Loss)	$(259)	$79,490	$(34,150)	$174,634
Corporate Expenses	13,105	17,178	37,423	51,141
Corporate Expenses - Non-Cash Compensation	1,421	2,234	4,616	6,521
Station Expenses - Non-Cash Compensation	524	1,107	1,552	3,765
Depreciation And Amortization	12,547	11,183	37,665	33,252
Merger And Acquisition Costs	—	434	61	476
Restructuring Charges	1,206	1,577	10,310	5,953
Impairment Loss	11,814	—	17,021	—
Integration Costs	—	689	490	3,280
Other Expenses Related To Refinancing	—	—	—	1,864
Net Time Brokerage Agreement Expense	—	13	—	106
Net Gain (Loss) On Sale Or Disposition of Assets	—	231	(228)	(2,683)

Station Operating Income	$40,358	$114,136	$74,760	$278,309

Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA
Net Income (Loss)	$(16,878)	$38,208	$(79,827)	$67,323
Income Taxes (Benefit)	(4,227)	16,026	(20,432)	30,110
Net Interest Expense	20,846	25,256	66,109	75,420
Corporate Expenses - Non-Cash Compensation	1,421	2,234	4,616	6,521
Station Expenses - Non-Cash Compensation	524	1,107	1,552	3,765
Depreciation And Amortization	12,547	11,183	37,665	33,252
Time Brokerage Agreement Expense (Income)	—	13	—	106
Merger And Acquisition Costs	—	434	61	476
Restructuring Charges	1,206	1,577	10,310	5,953
Integration Costs	—	689	490	3,280
COVID-19 Related Expenses	3,187	—	11,598	—
Non-Recurring Expenses/(Recoveries) Otherwise Included in Corporate Expenses	693	1,000	(3,307)	1,000
Impairment Loss	11,814	—	17,021	—
Other Expenses Related To Refinancing	—	—	—	1,864
Loss On Early Extinguishment Of Debt	—	—	—	1,781
Net Gain (Loss) On Sale Or Disposition of Assets	—	231	(228)	(2,683)

Adjusted EBITDA	$31,133	$97,958	$45,628	$228,168

Reconciliation of GAAP Net Income (Loss) To Adjusted Free Cash Flow
Net Income (Loss)	$(16,878)	$38,208	$(79,827)	$67,323
Depreciation And Amortization	12,547	11,183	37,665	33,252
Deferred Financing Costs Included In Interest Expense	999	755	2,942	2,227
Amortization Debt Premium Included In Interest Expense	(849)	(678)	(2,547)	(2,248)
Non-Cash Compensation Expense	1,945	3,341	6,168	10,286
Merger And Acquisition Costs	—	434	61	476
Integration Costs	—	689	490	3,280
Restructuring Charges	1,206	1,577	10,310	5,953

COVID-19 Related Expenses	3,187	—	11,598	—
Non-Recurring Expenses (Recoveries) Otherwise Included in Corporate Expenses	693	1,000	(3,307)	1,000
Impairment Loss	11,814	—	17,021	—
Net (Gain) Loss On Sale Or Disposition of Assets	—	231	(228)	(2,683)
Other Expenses Related To Refinancing	—	—	—	1,864
Loss On Early Extinguishment Of Debt	—	—	—	1,781
Income Taxes (Benefit)	(4,227)	16,026	(20,432)	30,110
Net Capital Expenditures, Including Amortizable Intangibles	(5,812)	(20,658)	(21,060)	(58,067)
Adjusted Income Taxes Paid	(2,660)	—	(3,957)	(8,461)

Adjusted Free Cash Flow	$1,965	$52,108	$(45,103)	$86,093

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Reconciliation Of Capital Expenditures, Including Amortizable Intangibles, To Net Capital Expenditures
Capital Expenditures, Including Amortizable Intangibles	$(5,812)	$(22,862)	$(21,905)	$(63,575)
Reimbursed Tenant Improvement Allowance	—	2,204	845	5,508

Net Capital Expenditures	$(5,812)	$(20,658)	$(21,060)	$(58,067)

Reconciliation Of Income Taxes Paid To Adjusted Income Taxes Paid
Income Taxes Paid	$(2,660)	$(3,935)	$(3,957)	$(18,481)
Income Taxes Paid Related to Gain/Loss On Sale Or Exchange
Of Radio Station Assets	—	—	—	894
Income Taxes Paid Related to Gain/Loss On Sale Of Redundant Properties	—	3,935	—	9,126

Adjusted Income Taxes Paid	$(2,660)	$—	$(3,957)	$(8,461)

Reconciliation of GAAP Net Income (Loss) To Adjusted Net Income (Loss)
Net Income (Loss)	$(16,878)	$38,208	$(79,827)	$67,323
Income Taxes (Benefit)	(4,227)	16,026	(20,432)	30,110
Merger And Acquisition Costs	—	434	61	476
COVID-19 Related Expenses	3,187	—	11,598	—
Non-Recurring Expenses (Recoveries) Otherwise Included in Corporate Expenses	693	1,000	(3,307)	1,000
Other Expenses Related To Refinancing	—	—	—	1,864
Impairment Loss	11,814	—	17,021	—
Integration Costs	—	689	490	3,280
Restructuring Charges	1,206	1,577	10,310	5,953
Loss On Early Extinguishment Of Debt	—	—	—	1,781
Net (Gain) Loss On Sale Or Disposition of Assets	—	231	(228)	(2,683)
Non-Cash Compensation Expense	1,945	3,341	6,168	10,286

Adjusted Net Income (Loss) Before Income Taxes	(2,260)	61,506	(58,146)	119,390
Income Taxes (Benefit)	(678)	18,452	(17,444)	35,817

Adjusted Net Income (Loss)	$(1,582)	$43,054	$(40,702)	$83,573

Weighted Average Diluted Shares Outstanding For Purposes Of Computing Adjusted Net Income Per Share - Diluted
Weighted Common Shares Outstanding - Diluted As Reported	134,735	136,453	134,753	138,295

Adjusted Net Income (Loss) Per Share - Diluted	$(0.01)	$0.32	$(0.30)	$0.60